NUMBER: 446131
BRITISH COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

ACTIVE ASSETS & ASSOCIATES INC.

Has this day changed its name to

FOCUS VENTURES LTD.

Issued under my hand at Victoria, British Columbia on May 16, 2002 JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA